June 5, 2002

VIA EDGAR AND FACSIMILE
Mr. Allen L. Beller                                     Mr. John Gorst
Director                                                Chairman, President and
Division of Corporate Finance                           Chief Executive Officer
Securities and Exchange Commission                      InsynQ, Inc.
450 Fifth Street N.W.                                   1127 Broadway Plaza
Washington, D.C. 20549                                  Suite 10
                                                        Tacoma, WA 98402
Ms. Barbara Jacobs
Assistant Director
Office of Computers and
On Line Services
Division of Corporate Finance
Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


         RE:      INSYNQ, Inc.

Dear Sirs and Madam:
In accordance with Section 11b of the Securities Act of 1933, I, Donald M. Kaplan do hereby resign as a director of InsynQ, Inc., a Delaware corporation, with its primary place of business located at 1127 Broadway Plaza, Suite 10, Tacoma, Washington, 98402, effective June 3, 2002.


                                                            /s/ Donald M. Kaplan
                                                                Donald M. Kaplan
                                                             2100 Western Avenue
                                                             Suite 73
                                                             Seattle, WA 98121